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                                                                   Exhibit 10.34

                               Dime Bancorp, Inc.
                     Supplemental Executive Retirement Plan

            As Amended and Restated Effective as of December 2, 1997

            1. Establishment and Purpose of the Plan. This Supplemental Executive Retirement Plan (the "Plan") is established to enable Dime Bancorp, Inc. (the "Company") and its subsidiaries to secure and retain the services of key employees and to motivate such employees to exert their best efforts, by assuring such employees a reasonable level of retirement income.

            2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company, or such other committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall be authorized to interpret the Plan and make decisions regarding any questions arising thereunder, and any such interpretation or decision of the Committee shall, unless overruled or modified by the Board of Directors of the Company (the "Board"), be final, conclusive and binding upon all participants in the Plan and upon any person claiming benefits or rights under the Plan. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or herself or any of his or her rights or benefits under the Plan. The Committee may, in its discretion, designate a person or persons to carry out such duties or functions as the Committee so determines. Notwithstanding any provision of the Plan to the contrary, any duty or function which may be performed by the Committee or its designee under the Plan may instead be performed by the Board if the Board so determines in its sole discretion. Unless otherwise provided by the by-laws of the Company, a majority of the Committee shall constitute a quorum, and the acts of a majority of the members physically present at a meeting or participating in a telephonic meeting, or acts unanimously approved in writing by the Committee without a meeting, shall be the acts of the Committee.

            3. Eligibility. Officers and full-time salaried employees of the Company and any Parent or Subsidiary (including members of the Board or members of the boards of directors of any Parent or Subsidiary who are otherwise employees of the Company or any Parent or Subsidiary) shall be permitted to participate if and to the extent that they are designated, by name or classification, as Participants by the Committee in its sole discretion. For these purposes, a "Parent" is any entity that directly or indirectly owns 80% of the combined voting power of all classes of stock of the Company, and a "Subsidiary" is any entity of which the Company or any Parent of the Company directly or indirectly owns 50% or more of the total combined voting power of all classes of stock or, if not a corporation, at least 50% of the profits or capital interest in such entity. In all events, it is intended that this program be limited to a select group of management or highly compensated employees, within the meaning of the Employee Retirement Income

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Security Act of 1974, as amended. No employee shall at any time have the right to be selected as a Participant hereunder, and neither the Plan nor any action taken under the Plan shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries.

            4. Pension Goals. At such time as any employee is designated a Participant under the Plan, the Committee shall determine and communicate to the Participant a "Pension Goal," which goal shall be based upon his or her position with the Company or any Parent or Subsidiary, and any other factors as the Committee deems appropriate; provided, however, that the Pension Goal for any of the officers of the Company and any Parent or Subsidiary whose compensation is, by resolution of the board of directors of the employing entity, reviewed and fixed from time to time by such board (a "Senior Officer"), shall be subject to the approval of the Board. A Participant's Pension Goal shall be a percentage (not less than 30% nor more than 60%) of the Participant's Average Compensation, as defined in Paragraph 5 below. Notwithstanding the foregoing, after a Participant becomes fully vested in his or her Pension Goal (as determined pursuant to the provisions of Section 6 below), the Committee may, in its sole discretion but with, in the case of Senior Officers, the approval of the Board, on a year-by-year basis, add up to two percentage points to the Pension Goal then established for the Participant for each year of additional service by the Participant.

            5. Average Compensation. For purposes of the Plan, a Participant's "Average Compensation" means a Participant's average annual rate of Compensation (as defined below) from the Company and, as applicable and as designated by the Committee, from any Parent or Subsidiary, for (x) the 36 consecutive months of the last 120 months of the Participant's employment by the Company and, to the extent determined by the Committee, by a Parent or Subsidiary, when the Compensation of the Participant is the highest, or (y) for such other period as designated by the Committee, or (z) during the Participant's total period of employment by the Company and, as applicable, any Parent or Subsidiary, if such period of employment is for a period of less than the period over which the Compensation would otherwise be measured.

            For these purposes, a Participant's Compensation means the sum of (i) and (ii) below, where

      (i) is base salary, including amounts deferred by the Participant under the Dime Bancorp, Inc. Voluntary Deferred Compensation Plan or any other deferred compensation plan hereafter adopted by the Company or any Parent or Subsidiary or pursuant to the terms of the Participant's employment contract, if any, and including amounts which, pursuant to the election of the Participant, the Company or any Parent or Subsidiary has contributed to any cash or deferred arrangement qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code");

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            and as a pre-tax employee contribution, and any other amounts contributed by the Participant on a pre-tax basis towards benefits under a plan described in Section 125 of the Code; and

      (ii) is the Participant's other taxable cash-based compensation payable under the Dime Bancorp, Inc. Officer Incentive Plan or other cash-based incentive plan or program or individual arrangement providing for cash-based incentive compensation, in each case with respect to the period for which the determination is made, but excluding any amounts paid to the Participant as a sign-on bonus in connection with the initial commencement of employment of the Participant with the Company or any Parent or Subsidiary;

provided, however, that such other compensation described in (ii) above shall be allocated, and deemed for these purposes as taxable compensation, equally over the period in which it is earned. Notwithstanding the foregoing, to the extent determined by the Committee, a Participant's Compensation (a) shall also consider and include amounts paid to the Participant by Anchor Bancorp, Inc. and any of its Parents or Subsidiaries (determined as if Anchor Bancorp, Inc. were the Company), or (b) shall include deemed compensation amounts, whether or not actually paid, in lieu of amounts otherwise described in (ii) above; provided, however, that, with respect to a Participant in the Plan prior to a Change in Control, no deemed compensation amounts may be utilized (to the extent not utilized or otherwise provided for in a governing grant letter or agreement prior to the Change in Control) without the consent of the Participant.

            6. Vesting. Except as otherwise determined by the Committee and communicated by the Committee or its designee to a Participant, each Participant shall vest in his or her Pension Goal in accordance with the following schedule:

            Years of Service with
            the Company or any Parent
            or Subsidiary (or any
            predecessor of any                  Percent Vested in
            such entities)                      Pension Goal
            -------------------------           -----------------
                  5                                   50%
                  6                                   60%
                  7                                   70%
                  8                                   80%
                  9                                   90%
                 10                                  100%


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To the extent determined by the Committee, in the event of and upon the merger of Anchor Bancorp, Inc. with the Company, Years of Service shall also consider service previously completed with Anchor Bancorp, Inc. or any of its Parents or Subsidiaries (determined as if Anchor Bancorp, Inc. were the Company). In the event of any termination of a Participant's service with the Company, a Parent or a Subsidiary, the Participant shall continue to be credited with service for these purposes during any period of salary continuation from such entity. A Year of Service will otherwise be determined in accordance with the terms of the Retirement Plan of The Dime Savings Bank of New York, FSB (as a 12-month long Period of Service), or a successor thereto. In addition, except as otherwise provided in this Section 6, a Participant will be fully vested in his or her Plan benefit in the event that there has been a Change in Control (as defined in Section 12), and if within one year after any such Change in Control (or, in the event the Participant has an employment or change in control agreement with the Company or any Parent or Subsidiary, within the remaining term of such agreement determined at the date of the Change in Control, if later), (x) the Participant's employment is terminated by his or her employer (other than for "cause" (as defined below)) or (y) the Participant terminates his or her employment with the Company and its Parent and Subsidiaries after the Participant's employer has either (A) made a material change in the Participant's functions, duties or responsibilities, which change would cause the Participant's position with his or her employer to become one of lesser responsibility, importance or scope from that in effect immediately prior to the Change in Control, or (B) reduced the Participant's annual salary to a level below that in effect immediately prior to the Change in Control, provided that in the case of the Change in Control event described in clause (v) of Section 12, the termination of employment referred to in clauses (x) and (y) above occurs on or before the Abandonment Date. As used in this Section 6, the term "Abandonment Date" shall mean the date on which (A) an Acquisition Agreement, Asset Sale Agreement or Plan of Liquidation (as such terms are defined in Section 12) is terminated (pursuant to its terms or otherwise) without having been consummated, (B) the parties to an Acquisition Agreement or Asset Sale Agreement abandon the transactions contemplated thereby, (C) The Dime Savings Bank of New York, FSB (the "Bank") or the Company abandons a Plan of Liquidation or (D) a court or regulatory body having competent jurisdiction enjoins or issues a cease and desist or stop order with respect to or otherwise prevents the consummation of, or a regulatory body notifies the Bank or the Company that it will not approve, an Acquisition Agreement, Asset Sale Agreement or Plan of Liquidation or the transactions contemplated thereby and such injunction, order or notice has become final and not subject to appeal. For purposes of this
Section 6, a termination of employment shall be deemed to occur on the date that a notice of termination is given by the Company, or any Parent or Subsidiary or the Participant to the other party, or the Company, or a Parent or Subsidiary gives notice to the Participant that it intends not to renew the Participant's employment contract, if any, at the end of its term. For purposes of the Plan, "cause" shall mean (except as otherwise provided in a Participant's employment or change in control agreement with the Company or any of its subsidiaries, which definition of "cause" shall then apply), the Participant's personal dishonesty, incompetence, willful

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misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform assigned duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order. Notwithstanding anything in this Plan to the contrary, on and after a Change in Control (as defined in Section 12), a Participant shall be eligible to be paid a benefit under the Plan, to the extent vested (and subject to any additional vesting under the Plan as in effect immediately prior to the Change in Control, or if it results in a greater vested percentage, pursuant to the terms of any applicable employment or change in control agreement between the Participant and the Company or any Parent or Subsidiary), that is not less than a benefit calculated based upon the amount of the Participant's Pension Goal and Average Compensation and the otherwise applicable terms of the Plan and any related grant letter or agreement regarding Plan participation, each as determined immediately prior to the Change in Control.

            7. Normal Retirement Benefit. A Participant who remains in service with the Company, a Parent or any Subsidiary at least until his or her 65th birthday shall be paid, if applicable vesting requirements have been met, a normal retirement benefit from the Company (or if the Participant was employed by any Parent or Subsidiary, to the extent such obligation relates to compensation paid by such entity, either from such entity or from the Company). The amount of a Participant's annual normal retirement benefit shall commence to be payable as of the last day of the month following the month in which the Participant attains age 65, or, in the event the Participant has remained in service with the Company, any Parent or Subsidiary after such date, as of the last day of the month following the month in which the Participant terminates such service. The annual amount of the normal retirement benefit hereunder shall equal the amount of the Participant's Pension Goal in which the Participant is then vested, less (i) the annual amount of any benefits which the Participant is then entitled to receive under any defined benefit plan qualified under Section 401(a) of the Code sponsored by the Company, any Parent or Subsidiary (the "Retirement Plan(s)") determined without regard to any benefit reduction under any such plan with respect to any benefits provided under a defined contribution plan, if any, and further reduced by (ii) the annual amount of any benefits which the Participant is then entitled to receive under the Benefit Restoration Plan of The Dime Savings Bank of New York, FSB (and, if and to the extent so adopted, of the Company), and under any other plan maintained by the Company, any Parent or Subsidiary that determines benefit amounts with relation to the Retirement Plan(s), and under any employment contract with the Company, any Parent or Subsidiary to the extent the benefits under any such plan or employment contract are related to benefits provided under the Retirement Plan(s). In the event the benefits described in clauses (i) and (ii) of the preceding sentence are not payable in the form of a single life annuity or do not commence at the same time as the benefits payable under the Plan, the benefits so described in clauses (i) and (ii) shall, solely for purposes of the offset provided for in the preceding sentence, be converted, on an actuarial equivalent basis, to a single life annuity form of payment commencing at the same time as the benefits under the Plan. For purposes of this Section 7, actuarial equivalence shall be determined based on the factors used to determine actuarial

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equivalence (including the factors applicable to the early commencement of benefits) under the Retirement Plan of Dime Bancorp, Inc., provided that, if the form of benefit otherwise applicable to a benefit or benefit offset hereunder is not a form of benefit payable under the Retirement Plan of Dime Bancorp, Inc., then the factors otherwise applicable under the Retirement Plan of Dime Bancorp, Inc. to a benefit payable thereunder in a form other than a lump sum shall apply. Notwithstanding anything in this Plan to the contrary, the Bank shall be jointly and severally liable for the payment of all normal retirement benefits payable under the Plan.

            8. Early Retirement Benefit. A Participant shall be paid an early retirement benefit from the Company (or if the Participant was employed by any Parent or Subsidiary, to the extent such obligation relates to compensation paid by such entity, either from such entity or from the Company) in the event the Participant's termination of service with the Company and any Parent and Subsidiaries occurs prior to the Participant attaining age 65, provided, however, that no such benefit shall commence prior to the Participant attaining age 55, and provided, further, that unless the Committee determines otherwise, if the Participant elects no later than 24 months prior to such termination of service, the commencement of the Participant's early retirement benefit shall be delayed to the last day of the month designated by the Participant, but not later than the last day of the month following the month the Participant attains age 65. Notwithstanding the foregoing, the Committee may provide for a different automatic early retirement benefit commencement date for a Participant, to apply absent the Participant's effective election of another commencement date. The amount of a Participant's annual early retirement benefit shall be determined in the same manner as the Participant's annual normal retirement benefit hereunder; provided, however, that such early retirement benefit shall be adjusted by reducing the Pension Goal in which the Participant is vested by 5% of such Pension Goal for each of the first five years by which the Participant's commencement date hereunder precedes the date the benefit would commence as a normal retirement benefit, and by an additional 3% reduction of such Pension Goal for each of the next five years (in excess of the initial five years) by which the Participant's commencement date hereunder precedes the date the benefit would commence as a normal retirement benefit, with a pro-rata reduction for portions of such years. In the event the Committee provides for an automatic early retirement benefit commencement date prior to the last day of the month following the month in which the Participant attains age 55, the Participant's benefit hereunder, after being adjusted as described in the preceding sentence, shall be further reduced so that it is the actuarial equivalent of the benefit that would be payable to the Participant at the last day of the month following the month in which the Participant attains age 55, with such actuarial equivalence determined based on the factors used to determine actuarial equivalence (for other than lump sum benefits) under the Retirement Plan of The Dime Savings Bank of New York, FSB (the "Retirement Plan"). Once payment of any early retirement benefit commences, it shall not be further adjusted on account of the attaining of any stated age (except to the extent that an offset described under Section 7 later becomes applicable). Notwithstanding anything in this Plan to the

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contrary, the Bank shall be jointly and severally liable for the payment of all early retirement benefits payable under the Plan.

            9. Form of Benefit Payments. Payments under the Plan shall be made monthly to a Participant from their commencement date for the remaining life of the Participant (the "single life annuity" form), in an amount equal to 1/12 of the annual amount of the Participant's normal or early retirement benefit hereunder, as applicable, in which the Participant is vested. To the extent provided in Sections 7 and 8, the amount of such payments shall be adjusted in the event the offsetting amounts described in Section 7 hereunder change during the term of such payments. A Participant may elect to receive, in lieu of the form of benefit described above, a benefit in any of the following forms:

      (i) a reduced monthly benefit providing for monthly payments to the Participant during his or her life, and continued monthly payments after the death of the Participant to the Participant's surviving designated beneficiary (subject to such conditions as the Committee may designate), in an amount equal to either 50% or 100% of the amount of the Participant's monthly payments (a 50% or 100% "joint and survivor annuity"); or

      (ii) a reduced monthly benefit providing for monthly payments to the Participant during the Participant's life, with payments in the same amount to the Participant's designated beneficiary continuing after the Participant's death, if applicable, so that payments are made for no less than a total of one of 5, 10 or 15 years (a life annuity with 5, 10 or 15 years certain);

provided however, that any payment in any such alternative form shall be the actuarial equivalent of the payments that would be made under the single life annuity form, and provided further that any such election (and any designation of a beneficiary to receive a benefit under a joint and survivor annuity form) must be made by a Participant no later than 24 months prior to the termination of the Participant's service with the Company or any Parent or Subsidiary. For these purposes, actuarial equivalence shall be determined in the same manner that applies for the same purposes under the Retirement Plan, as interpreted by the Committee in its sole discretion. If any such alternative benefit form is elected, the Participant shall, at or prior to the time of such election, name in writing a designated beneficiary on a form to be provided by the Committee or its designee. Notwithstanding the foregoing, the Committee may provide that the automatic form of benefit for a Participant (absent his or her election to receive a benefit in another form) shall be either an actuarially reduced 50% or 100% joint and survivor annuity, as described above, with the Participant's surviving spouse as beneficiary. The Committee may also, in its discretion, make available any other optional forms of benefit to any Participant as it determines, provided that any payment in any such optional forms shall be of the equivalent actuarial value of the payments that would be made under the single life annuity form, with such equivalence determined based upon the actuarial equivalence standards utilized under the Retirement Plan, interpreted by the Committee in its sole discretion, and provided, further, that the Participant make an irrevocable election of any such optional form no later than 24 months prior to the termination of the Participant's service with the Company or any Parent or Subsidiary. Notwithstanding anything in this Section 9 to the contrary, and in addition to any elections otherwise available to a Participant under this
Section 9, a Participant may elect, at such time and in such manner as may be prescribed by the Committee or its designee (but no later than 30 days after notice is provided to the Participant), that his or her benefit under the Plan be paid in any form of payment described in clause (i) or (ii) of this Section 9 in lieu of the single life annuity form of benefit described in the first sentence of this Section 9.

            10. Lump Sum Benefits. Notwithstanding the provisions of Sections 7, 8 and 9, (i) the Committee may provide, in its sole discretion, that in lieu of any payment under such sections a Participant shall receive, within 60 days of the Participant's termination of service with the Company, any Parent and any Subsidiaries, a lump sum benefit equal to the actuarial equivalent of the benefit that would otherwise be payable in accordance with such sections, and
(ii) a Participant may, at such time and in such manner as may be prescribed by the Committee or its designee (but no later than 30 days after notice is provided to the Participant), elect that, following a Change in Control, such portion of the benefit payable under the Plan, determined on an actuarial equivalent basis, as is equal to the amounts that would have been payable with respect to the Participant pursuant to the terms of his or her employment or change in control agreement with the Company or any Parent or Subsidiary or otherwise on account of the Change in Control, but which amounts are not payable, as provided under any such agreement or otherwise, because of a cutback to avoid the imposition of excise taxes under Section 4999 of the Code, be paid, in whole or in part, in a lump sum with the balance of any benefit payable under the Plan paid in such form of payment as is otherwise applicable under the Plan.

            11. Preretirement Survivor Benefit. If a Participant dies before the payments to the Participant hereunder have commenced (regardless of the Participant's age), to the extent the Participant was vested in a benefit hereunder the Participant's Surviving Spouse (to whom the Participant must have been married for the one-year period preceding the Participant's death), shall be entitled to monthly payments from the Company (or if the Participant was employed by any Parent or Subsidiary, to the extent such obligation relates to compensation paid by such entity, either from such entity or from the Company) equal to the amount of the monthly benefits such surviving spouse would have received had the Participant commenced receiving benefits hereunder in accordance with Section 7 or 8 as of the date of his or her death (presuming for these purposes that the Participant had attained age 55), having validly elected that benefits be paid in the form of a 50% joint and survivor annuity with the Surviving Spouse as beneficiary as described in Section 9, and died immediately thereafter. Such monthly payments shall commence at the end of the month following the date of the Participant's death or, if later, the end of the month following the date the Participant would have

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attained age 55, had he or she lived. Except as provided below, no payment shall be made with respect to the benefits that would otherwise be paid to a Participant if the Participant dies before his or her payments commence under this Plan, and the Participant is not survived by a Surviving Spouse (as described above). In the event benefits have been paid to a surviving spouse pursuant to this Section 11 and such spouse dies, and there are, at that time, any surviving children of the Participant who have not attained age 21, payment of the same monthly amount that had been paid to the surviving spouse shall continue in equal shares to and among such children while they are each under age 21, until the last of such children attains age 21. In the event that a Participant dies without a surviving spouse eligible for benefits under this
Section 11, but with surviving children who have not attained age 21, payment of the monthly amount that would have been payable to a qualifying surviving spouse of the same age as the Participant under this Section 11 shall be paid in equal shares to and among such children while they are each under age 21, until the last of such children attains age 21. For purposes of this Section 11, and notwithstanding anything herein to the contrary, if a Participant dies after a Change in Control (as defined in Section 12) occurs and if, following such Change in Control, but prior to the Participant's death or other termination of employment with the Company and any Parent or Subsidiary, the Participant's employer (i) makes a material change in the Participant's functions, duties or responsibilities, which change would cause the Participant's position with his or her employer to become one of lesser responsibility, importance or scope from that in effect immediately prior to the occurrence of such Change in Control or
(ii) reduces the Participant's annual salary to a level below that in effect immediately prior to the occurrence of such Change in Control, the Participant shall be vested in his or her benefit under the Plan to the same extent as if the Participant had terminated service with the Company or any Parent or Subsidiary immediately prior to his or her death, and the preretirement survivor benefit provisions of this Section 11 shall apply with respect to such benefit and with such applicable vesting. Notwithstanding anything in this Plan to the contrary, the Bank shall be jointly and severally liable for the payment of all preretirement survivor benefits payable under the Plan.

            12. Change in Control. For purposes of this Plan, a Change in Control shall mean the occurrence of any of the following events:

      (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the Securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities;

      (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving as directors of the
            Company: individuals who, on July 24, 1997, constitute the Board of Directors of the Company and any new director (other than a director whose initial assumption of office is in connection with the settlement of an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on July 24, 1997 or whose appointment, election or nomination for election was previously so approved or recommended;

      (iii) there is consummated a merger or consolidation of the Company or any director or indirect subsidiary of the Company with any other corporation or entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any Parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the securities of the Company, such surviving entity or any Parent thereof outstanding immediately after such merger or consolidation of (B) a merger or consolidation effected solely to implement a recapitalization of the Company or the Bank (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company or the Bank (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's or the Bank's then outstanding securities;

      (iv) the stockholders of the Company or the Bank approve a plan of complete liquidation or dissolution of the Company or the Bank, respectively, or there is consummated a sale or disposition by the Company or any of its subsidiaries of any assets which individually or as part of a series of related transactions constitute all or substantially all of the Company's consolidated assets (provided that, for these purposes, a sale of all or substantially all of the voting securities of the Bank or a Parent of the Bank shall be deemed to constitute a sale of substantially all of the Company's consolidated assets), other than any such sale or disposition to an entity at least 65% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions at their ownership of the voting securities of the Company immediately prior to such sale or disposition; or

      (v) the execution of a binding agreement that if consummated would result in a Change in Control of a type specified in clause (i) or
            (iii) of this Section 12 (an "Acquisition Agreement") or of a binding agreement for the sale or disposition of assets that, if consummated, would result in a Change in Control of a type specified in clause (iv) of this Section 12 (an "Asset Sale Agreement") or the adoption by the Board of Directors of the Company or the Bank of a plan of complete liquidation or dissolution of the Company or the Bank that, if consummated, would result in a Change in Control of a type specified in clause (iv) of this Section 12 (a "Plan of Liquidation").

            As used in connection with the foregoing definition of Change in Control, "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act; "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time; "Parent" shall mean any entity that becomes the Beneficial Owner of at least 80% of the voting power of the outstanding voting securities of the Company or of an entity that survives any merger or consolidation of the Company or any direct or indirect subsidiary of the Company; and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation or entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

            13. General Creditor Status. Participants hereunder and their beneficiaries shall have the status of unsecured creditors with respect to their benefits under this Plan, and it is intended that the Plan be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The Company or, as applicable, any Parent or Subsidiaries, will be named sole owner of any investments made with respect to the benefits to be provided hereunder, and of all rights and privileges conferred by the terms of the instruments evidencing such investments. Nothing stated herein shall cause any such investments to be treated as anything but the general assets of the Company or, as applicable, a Parent or Subsidiary, nor will anything stated herein cause any such investments to represent the vested, secured or preferred interest of any Participant, surviving spouse or beneficiary hereunder.

            14. Obligations of Successor. The obligations of the Company and any Parent or Subsidiary under the Plan shall be binding upon any successor corporation or organization resulting form the merger, consolidation or other reorganization or from any reincorporation or change of name of the Company or any Parent or Subsidiary, or upon any successor entity succeeding to substantially all of the assets and business of any such entity. The Company agrees that it will make appropriate provision for the preservation of Participant's rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization, reincorporation, change of name or transfer of assets.

            15. Nonalienation. The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's beneficiaries.

            16. Tax Withholding. The Company (or other entity from which payments are made hereunder) shall deduct from all amounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments, and to the extent that any withholding or other taxes are required to be paid prior to the payment of amounts payable hereunder, amounts shall be withheld from other amounts otherwise payable to the Participant, or the Company or a Parent or Subsidiary may require the Participant to make other arrangements for the payments of such obligations.

            17. Incapacitated Payee. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or because such person is a minor, or has died, then any payment due to such person or his or her estate may, if so directed by the Committee, be paid to such person's spouse, child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company and any Parent or Subsidiary hereunder.

            18. Indemnification. The Company shall indemnify, hold harmless and defend each member of the Board and each member of the Committee, and each of their designees who are employees of the Company or of any subsidiaries, in connection with any action they take or fail to take in connection with the Plan to the fullest extent provided in the Certificate of Incorporation of the Company and applicable law.

            19. Severability. A determination that any provision of the Plan is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

            20. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions of the Plan shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of the Plan must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

            21. Governing Law. The Plan shall be construed, administered and enforced according to the laws of the State of New York without respect to conflict of laws principles, except to the extent that such laws are preempted by federal law.

            22. Construction of Language. Wherever appropriate in the Plan, words used in the singular may be read in the plural, words in the plural may be read in the singular, and words importing the masculine gender shall be deemed equally to refer to the feminine or the neuter. Any reference to a Section shall be to a Section of the Plan, unless otherwise indicated. The captions preceding the provisions of the Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision of the Plan.

            23. Amendment or Termination. The Board or the Committee may amend, discontinue or terminate the Plan at any time; provided, however, that no amendment or termination shall adversely affect the right of any Participant to a previously vested benefit hereunder, or shall extend the period over which a Participant shall vest in benefits under the Plan beyond the period as in effect at the commencement of the Participant's participation in the Plan, without such Participant's written consent; and, provided further, that upon the occurrence of a Change in Control, the last sentence of Section 6 of the Plan, as in effect on July 24, 1997, may not be amended, modified or revised as to any affected Participant, unless such Participant consents to such amendment, modification or revision. Notwithstanding anything in the Plan to the contrary, following the occurrence of a Change in Control, neither any provision of the Plan nor any of the terms of any related grant letter or agreement regarding Plan participation may be amended, modified or revised in a manner affecting any Participant who is in service with the Company or any of its subsidiaries at the time of the Change in Control if such amendment, modification or revision would cause, or have the effect of causing, the benefit payable under the Plan with respect to such Participant to be less than what such benefit would have been had the benefit been calculated based on the terms of the Plan and the related grant letter or agreement regarding Plan participation as in effect immediately prior to the Change in Control (but considering, without limitation, but based on such terms as in effect immediately prior to the Change in Control, compensation, service and attained age after the Change in Control), unless the Participant (or, as applicable, such Participant's designated beneficiary) consents to such amendment, modification or revision.

            24. Other Plans. Benefits payable under the Plan shall not be deemed salary or other compensation to the Participant for the purpose of computing benefits to which he or she may be entitled under any other plan or arrangement of the Company, any Parent or Subsidiary.